UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2011, we announced that our Board of Directors intends to create two independent public companies: (i) a global snacks business, Mondelēz International, Inc. (Mondelēz International”) and (ii) a North American grocery business, Kraft Foods Group, Inc. (“Kraft Foods Group”). Mondelēz International will primarily consist of our current Kraft Foods Europe and Developing Markets segments as well as our North American snack and confectionery businesses and related categories in our Canada & N.A. Foodservice segment. Kraft Foods Group will primarily consist of our current U.S. Beverages, U.S. Cheese, U.S. Convenient Meals and U.S. Grocery segments, grocery-related categories in our Canada & N.A. Foodservice segment as well as the Planters and Corn Nuts brands and businesses.

On August 2, 2012, we announced the composition of the boards of directors for the two independent companies that will be launched at the spin-off of Kraft Foods Group, targeted for October 1, 2012.

Following are the directors who will serve on each company’s board:

Mondelēz International

•    Stephen F. Bollenbach

•    Lewis W. K. Booth

•    Lois D. Juliber

•    Mark D. Ketchum

•    Jorge S. Mesquita

•    Fredric G. Reynolds

•    Irene B. Rosenfeld

•    Ruth J. Simmons

•    Jean-François van Boxmeer

Kraft Foods Group

•    Abelardo E. Bru

•    John T. Cahill

•    L. Kevin Cox

•    Myra M. Hart

•    Peter B. Henry

•    Jeanne P. Jackson

•    Terry J. Lundgren

•    Mackey J. McDonald

•    John C. Pope

•    E. Follin Smith

•    W. Anthony Vernon

Current Kraft Foods Inc. directors Myra M. Hart, Peter B. Henry, Terry J. Lundgren, Mackey J. McDonald and John C. Pope provided notice of their decision to resign from our board in order to serve on the board of Kraft Foods Group. Their decision to resign is conditioned on, and effective as of, the spin-off of Kraft Foods Group, targeted for October 1, 2012.

A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Kraft Foods Inc. Press Release, dated August 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

Date: August 2, 2012
/s/ Carol J. Ward

Name: Carol J. Ward Title: Vice President and Corporate Secretary